POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Patrick J. English and John S. Brandser, and each of them individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, with the power to execute and to file any of the documents referred to below relating to the registration of FMI Funds, Inc. (the “Company”), of which the undersigned is a Director, as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the registration of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Company’s Registration Statement on Form N-1A and any other necessary or desirable form under the 1940 Act or the Securities Act, including, without limitation, Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with the Securities and Exchange Commission or any state regulatory agency or authority, including applications for exemptive order rulings and proxy materials.  Each of the undersigned grants to the said attorneys (whether jointly or singularly) full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
Dated effective as of this 14th day of September, 2018.
/s/ Barry K. Allen	/s/ Rebecca W. House
Barry K. Allen	Rebecca W. House

/s/ Robert C. Arzbaecher	/s/ Paul S. Shain
Robert C. Arzbaecher	Paul S. Shain

/s/ John S. Brandser	/s/ Robert J. Venable
John S. Brandser	Robert J. Venable

/s/ Lawrence J. Burnett
Lawrence J. Burnett

/s/ Patrick J. English
Patrick J. English